UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 20, 2015, Sabre Corporation (the “Corporation”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed in Schedule I to the Underwriting Agreement (the “Underwriters”) and the selling stockholders listed in Schedule II to the Underwriting Agreement (the “Selling Stockholders”), relating to the offering (the “Offering”) by the Selling Stockholders of 24,000,000 shares of the Corporation’s common stock, par value $0.01 per share pursuant to the Corporation’s Registration Statement on Form S-3 (File No. 333-204267). The Selling Stockholders also granted the Underwriters an option to purchase up to 3,600,000 additional shares.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 herewith and incorporated by reference herein.

Item 8.01	Other Events

On May 20, 2015, the Corporation issued a press release announcing the pricing of the Offering at a price of $26.00 per share of common stock.

On May 27, 2015, the Corporation issued a press release announcing that the Offering in respect of an aggregate amount of 27,600,000 shares of common stock, including the shares delivered upon the exercise of the Underwriters’ option to purchase additional shares, has been completed. The shares are listed on the NASDAQ Global Select Market and trade under the symbol “SABR.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting agreement by and between Sabre Corporation, the selling stockholders and the several underwriters party thereto.

99.1	Press release dated May 20, 2015.

99.2	Press release dated May 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: May 27, 2015	By:	/s/ Richard A. Simonson
	Name:	Richard A. Simonson
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting agreement by and between Sabre Corporation, the selling stockholders and the several underwriters party thereto.

99.1	Press release dated May 20, 2015.

99.2	Press release dated May 27, 2015.